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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Vastar Resources, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                                         NR00-19
                                                              September 11, 2000

FOR IMMEDIATE RELEASE

VASTAR COMPLETES SALE OF INTEREST IN SOUTHERN COMPANY ENERGY MARKETING
PARTNERSHIP

Houston, TX -- Vastar Resources, Inc. (NYSE: VRI) today announced the completion of its previously disclosed sale of its 40 percent limited partnership interest in Southern Company Energy Marketing, L.P. (SCEM) to Southern Energy, Inc. (SEI) for $250 million in cash.

     SEI already holds the remaining 60 percent interest in SCEM, which is a marketer of electricity and natural gas.

     Vastar has agreed to a merger in which a subsidiary of BP (NYSE: BP) will acquire the approximately 18.2 percent of Vastar's common stock that is currently publicly held for $83 per share. BP already owns approximately 81.8 percent of Vastar's shares. Shareholders of Vastar will vote on the proposed merger with BP at a special meeting to be held on September 15, 2000. Vastar's board of directors has recommended that shareholders approve the offer.

     Vastar Resources, Inc., headquartered in Houston, Texas, finds, develops and produces natural gas and liquid hydrocarbons. The company is currently active in more than 100 producing fields, with production in the Gulf of Mexico shelf and deepwater, Gulf

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Coast, Rocky Mountains and Mid-Continent areas. Additional information on Vastar is available on the company's website at www.vastar.com.


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Contacts:    James Bartlett  (281) 584-3448 (media)
             Ellen DeSanctis  (281) 584-3477 (financial)

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